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                                 EMPLOYMENT AGREEMENT

DATE:    November 26, 1997

BETWEEN: E.COM INTERNATIONAL, INC., an Oregon corporation            "Employer"

AND:     JONATHAN D. BIRCK                                           "Employee"

                                   R E C I T A L S

    WHEREAS, Employer desires to employ Employee as its Executive Vice President according to the terms and conditions of this Agreement; and,

    WHEREAS, Employee has the skills, ability, background and desire to be employed as Executive Vice President of Employer;

IT IS HEREBY AGREED:

1.0 EMPLOYMENT

    1.1 Employer agrees to employ Employee, and Employee agrees to become employed by Employer, as Executive Vice President of Employer, pursuant to the terms and conditions set forth herein.

2.0 TERM

    2.1 The term of this Agreement commences on November 25, 1997, the date Employee commenced his period of employment, and this Agreement shall continue indefinitely until terminated by either party as provided herein.

3.0 DUTIES

    3.1 Employee shall work under the direction of Employer's President. Employee will serve Employer faithfully, professionally, and to the best of his ability. Employee will devote his entire working time and best efforts working for Employer on a full-time basis. Employee shall be charged with the management of Employer's finance and accounting functions, purchasing department, and of management of Employer's engineering and manufacturing departments. Employee shall carry out such additional services and duties as may be assigned to him by Employer's President.

    3.2 Employee shall not be precluded from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments, as long as such activities and service do not interfere or conflict with his responsibilities to Employer and are consistent with Employer's policies.

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4.0 COMPENSATION

    4.1 BASE SALARY. Employee shall be entitled to a base salary of $7,500 per month commencing on the date specified in paragraph 2.0.

    4.2 BONUS. Additionally, Employee shall be eligible for payment of $10,000 bonus during his first year of employment based on specific objectives to be set forth in writing by Employee and Employer's President. Employee must remain employed continuously during the entire first year of employment to be eligible for the bonus. The terms of such objectives are incorporated herein by reference.

    4.3 STOCK OPTION PLAN. Upon execution of this Agreement, Employee will be granted a qualified incentive stock option to acquire 100,000 shares of common stock at the market rate for such shares as of the date of grant pursuant to the E.Com International, Inc. 1997 Incentive Compensation Plan. The option grant will be memorialized by an Incentive Stock Option Agreement to be entered into between Employer and Employee. The option shall be exercisable as to 40,000 shares of common stock on the six (6) month anniversary of this Agreement, assuming Employee remains continuously employed by Employer during that 6-month period. The option as to the remaining 60,000 shares shall be exercisable at a rate of 20,000 shares per year. The 3-year term for the exercise of the additional 60,000 shares shall commence when the option has become exercisable as to the first 40,000 shares.

    4.4 BENEFITS. During his period of employment, Employee shall be entitled to such other benefits in effect from time to time which Employer provides to its other employees.

5.0 EXPENSES AND TRAVEL

    5.1 During the term of his employment under this Agreement, Employee is authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. Employer shall reimburse Employee for such expenses upon presentation of an itemized account and appropriate supporting documents all in accordance with Employer's general applicable policies. Expenses must be reasonable and customary, have a business purpose, be comparable to the same type of expense incurred by similarly sized and related businesses, and meet the requirement of deductibility as business expenses under Federal tax law.

6.0 TRADE SECRETS

    6.1 Employee acknowledges and agrees that Employer's Proprietary Information constitutes trade secrets developed by Employer and constitutes the exclusive property of Employer. Employee, therefore, agrees that for and during the entire term of this Agreement any Proprietary Information shall be considered and kept as the private, privileged and proprietary records of Employer, and Employee will not divulge the contents of such records to any firm, individual or institution except upon the direct authorization of Board of Directors of Employer.

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    6.2   Upon termination of this Agreement for any cause, Employee agrees he will continue to treat as private and privileged Employer's Proprietary Information and will not release any such information to any person, firm or institution, either by statement, deposition or witness, or use Employer's Proprietary Information for his own monetary gain, except upon the direct written authority of the Board of Directors of Employer, and Employer shall be entitled to an injunction by any competent court to enjoin and restrain the unauthorized disclosure of such information. Any and all copies of any Proprietary Information shall be returned to Employer by Employee upon termination for whatever cause.

    6.3 "Proprietary Information" is defined as all inventions, products, techniques, processes, experimental or developmental work, marketing information, customer lists and other such information disclosed to Employee including, but not limited to, any idea, invention, patent or product derived from or arising out of such information or from Employee's performance under this Agreement. Proprietary Information shall not include any product, discovery or information which is known or available to the general public or in the public domain as of the date of this Agreement, or is known by Employee from sources other than Employer, or which becomes known to Employee or publicly known other than from Employer, unless the Proprietary Information includes a new application or use for any product, discovery or information known or available to the general public in which case the new use or application will constitute Proprietary Information.

7.0 COVENANT NOT TO COMPETE

    7.1 Employee agrees that during the term of this Agreement he will not compete directly or indirectly with Employer's business activities.

    7.2 Except as may be allowed pursuant to paragraph 7.3, in the event either Employer or Employee should terminate Employee's employment relationship with Employer, with or without cause, Employee agrees that he will not, for a period of one (1) year after the termination of such employment relationship, engage in any business or enterprise which competes with the business of Employer, anywhere in the world, as an individual proprietor, partner, stockholder of a closely-held corporation, director or officer of any corporation, as an agent or employee of any other party, or by any other direct or indirect means. In the event Employee should compete with Employer during the time period stated above, such time period shall be extended by a period of time equal to the time Employee is so engaged in competition.

    7.3 In the event Employee's employment relationship with Employer is terminated, Employee shall give Employer ten days written notice if Employee proposes to engage in any business or enterprise which could be construed as violating paragraph 7.2. Any notice provided under this subparagraph shall include a description of the new business or enterprise in which Employee, or his new employer, is engaged. Employer will advise Employee within the ten-day period if it objects or consents to Employee's proposed new employment or business enterprise. Any failure by Employer to respond within the ten-day period will be construed as an objection to Employee's proposed new competing business or enterprise in which case paragraph 7.2 will

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remain fully enforceable.  Employer agrees it will not, however, unreasonably withhold its consent to any new business or enterprise in which Employee proposes to be engaged.

    7.4 Employee agrees that, during the one-year time period provided in paragraph 7.2, he will not solicit any customers or suppliers of Employer with whom he had contact in person, by telephone, or by any other means while employed by Employer, or whose names or business locations were contained on any customer or supplier list of Employer to which Employee had access during his period of employment.

    7.5 During the one-year term beginning on the termination of his employment with Employer, Employee agrees not to solicit for hire or participate in the solicitation for hire of any employee of Employer.

    7.6 Employer may assign this Agreement in connection with the transfer of Employer's business, or in connection with the transfer of that portion of Employer's business operations in which Employee is employed, and this Agreement shall inure to the benefit of Employer's successors and assigns.

    7.7 The provisions of this Agreement shall continue to be effective notwithstanding any change in Employee's duties or change in the amount or method of determining Employee's compensation.

    7.8 If the length of time or the areas covered by this Agreement shall be determined to be unreasonable, this Agreement shall be enforceable for a reasonable time and within a reasonable area, as determined by a court. If Employee violates any of the provisions of this Agreement, Employer shall be entitled to an injunction enjoining and restraining Employee from continuing such violation, and in addition, Employer shall be entitled to recover such damages as Employer may have suffered as a result of such violation.

8.0 TERMINATION

    8.1   DEFINITIONS.  As used herein, the following definitions shall apply:

          8.1.1 "Cause" shall mean the termination of the employment of Employee as a result of (i) fraud or dishonesty in connection with the business of Employer; (ii) gross negligence as to the performance of Employee's duties for Employer; (iii) willful failure of Employee to carry out his duties as an employee of Employer; (iv) any act or acts of dishonesty undertaken by Employee and intended to result in gain or personal enrichment of Employee at the expense of Employer; (v) persistent failure by Employee to perform the duties and obligations of Employee's employment which are not remedied in a reasonable period of time after receipt of written notice from Employer; or (vi) Employee's conviction, after exhaustion of all appeals, of a felony involving moral turpitude whether or not in connection with the business of Employer.

          8.1.2 "Disability" shall mean that Employee, at the time notice is given, has been unable to perform his duties under this Agreement for a period of not less than 45 consecutive

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days as a result of his incapacity due to physical or mental illness.  In the event that Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment, the notice of termination shall automatically be deemed to have been revoked.

          8.1.3 "Voluntary Termination of Employment" shall mean Employee voluntarily terminates his employment with Employer.

    8.2 TERMINATION BY EMPLOYER. Employer may terminate Employee's employment at any time for cause. Employer may terminate Employee's employment at any time, for any reason, or for no reason, provided thirty (30) days' advance notice in writing of termination is given to Employee.

    8.3   TERMINATION ON DEATH OR DISABILITY.  If Employer terminates
Employee's employment as a result of Employee's death or disability (as defined in paragraph 8.1.2), Employee shall receive any severance or disability payments to which he may be entitled under Employer's standard benefit plans then in effect. Employee acknowledges that Employer has no existing severance or disability benefit plans in effect as of the date of this Agreement except as otherwise set forth in this Agreement.

    8.4 VOLUNTARY TERMINATION BY EMPLOYEE. Employee may terminate his employment voluntarily by giving Employer thirty (30) days advance notice in writing.

    8.5 WIND UP AND TRANSFER. Following any notice of termination of employment, Employee shall fully cooperate with Employer in all matters relating to the winding up of his pending work on behalf of Employer and the orderly transfer of any such pending work to other employees of Employer as may be designated by Employer. Employer shall be entitled to such full or part-time services of Employee as Employer may reasonably require during all or any part of the thirty (30) day period following any notice of termination.

    8.6 RETURN OF EMPLOYER PROPERTY. On termination or whenever requested by Employer, Employee shall immediately return to Employer all of Employer's property used by Employee in rendering services hereunder or otherwise, that is in Employee's possession or under his control.

    8.7 SEVERANCE COMPENSATION. In the event Employee's employment is terminated for any reason other than (i) Employee's voluntary resignation, (ii) death, (iii) disability, or (iv) "cause" as defined in paragraph 7.1.1 hereof, Employee shall be paid, as Employee's exclusive remedy for such termination, Employee's base salary in effect as of the date of termination for a period of three (3) months from the date of termination, and shall continue to receive any health or other insurance benefits in effect as of the date of termination during the same three (3) month period. Such severance compensation shall be payable in three equal monthly installments; provided, however, that such installments shall be reduced by the amount of any compensation paid to or earned by Employee during such three month period.

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9.0 NOTICE

    9.1 Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or five (5) days after being mailed by U.S. Registered or Certified Mail, Return Receipt Requested, and postage prepaid. In the case of Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to Employer in writing. In the case of Employer, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of Employer's President, with a copy to Gregory J. Englund, Hooper, Englund & Well LLP, Suite 1507 Standard Plaza, 1100 S.W. Sixth Avenue, Portland, Oregon 97204.

10.0     MISCELLANEOUS

    10.1 WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by the President of Employer. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered the waiver of any other condition or provision or of the same condition or provision at another time.

    10.2 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties. It may not be changed orally, but only by an agreement in writing, signed by the party against whom the enforcement of any waiver, change, modification, extension or discharge is sought.

    10.3 INVALID PROVISION. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable provisions were omitted.

    10.4 ASSIGNMENT. This Agreement shall be binding and inure to the benefit of Employer, Employee and their respective heirs, legal representatives, executors, administrators, successors and assigns; provided, however, that Employee may not assign or delegate any of the rights or obligations hereunder without first obtaining the written consent of Employer.

    10.5 CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Oregon.

    10.6 EMPLOYMENT TAXES. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

    10.7 PARAGRAPH HEADINGS. The paragraph headings contained herein are for convenience only and shall in no manner be construed as part of the Agreement.

    10.8 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original and together shall constitute one and the same Agreement with one counterpart being delivered to each party hereto.

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    10.9  INCORPORATION OF RECITALS.  The recitals are intended to be contractual in nature and are incorporated herein by reference.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the date herein first above written.

E.COM INTERNATIONAL, INC.


By:      /s/ William F. Stephens            /s/ Jonathan D. Birck
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Name:    William F. Stephens                    Jonathan D. Birck
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Title:   President
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Date:    11/26/97                           Date:  November 26, 1997
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